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                                                                    Exhibit 23.1





CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-44397 of PPG Industries, Inc. on Form S-3 of our reports dated January 15, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of PPG Industries, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP


Pittsburgh, Pennsylvania

February 26, 1998